EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF TUESDAY MORNING CORPORATION PURSUANT
TO 18 U.S.C. §1350

I, Elizabeth Schroeder, the Chief Financial Officer of Tuesday Morning Corporation, hereby certify that:

1.                                            The quarterly report on Form 10-Q of Tuesday Morning Corporation for the period ended September 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Tuesday Morning Corporation.

Date: November 2, 2006	By:	/s/ Elizabeth Schroeder
Elizabeth Schroeder Chief Financial Officer

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